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[Allen Logo] News
             Release
                                                     For Immediate Release
                                                     ---------------------


                      ALLEN TELECOM INC. ANNOUNCES CONTRACT
                      -------------------------------------
                      FOR SALE OF MARTA TECHNOLOGIES, INC.
                      ------------------------------------

         BEACHWOOD, OH, February 9, 1999 - Allen Telecom Inc. (ALN:NYSE) ("Allen Telecom") and Environmental Systems Products, Inc. ("ESP"), today announced that they have reached an agreement in which a subsidiary of ESP will purchase all of the outstanding stock of Marta Technologies, Inc., the centralized vehicle emissions testing subsidiary of Allen Telecom Inc. This transaction is expected to close in late February or early March, 1999 and is subject to a number of customary conditions. Financial terms have not been disclosed.

         Robert G. Paul, President and Chief Executive Officer of Allen Telecom Inc., said, "We are very pleased with this transaction. Marta Technologies, Inc. will be an excellent fit with ESP and this sale will provide continuity for Marta's operations in Florida, Ohio and Maryland. Officials and residents of each of these states should be pleased that Marta will become part of a committed industry leader in emissions testing. The anticipated sale of Marta Technologies, Inc. allows us to focus all of our resources on Allen Telecom's core businesses in the wireless telecommunications industry."

         Marta Technologies, Inc., a 100% owned subsidiary of Allen Telecom Inc., operates centralized automotive emissions inspection programs in Ohio, Maryland and Florida. The company services 4 counties in southern Ohio, 13 counties in the State of Maryland and the Jacksonville area of Florida. The company has 36 vehicle testing centers with approximately 650 employees.

         Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the Company's future performance and financial results are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Allen Telecom Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company, including, among others, the potential impact of the proposed sale of its discontinued operations in the vehicle emissions testing business, the costs and timetable for new product development, the health and economic stability of the world and national markets, the uncertain level of purchases by current and prospective customers of the Company's products and services, the impact of competitive products and pricing, the

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successful discovery and correction of potential "Year 2000" computer sensitive problems by both the Company and its key suppliers and customers, and other transactions.

         Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. The Worldwide Site Products division supplies sophisticated filters, duplexers, combiners and amplifiers to an array of OEM customers. The MIKOM division focuses on providing repeaters, amplifiers and other products that enhance both the coverage and the capacity of a wireless system. The Antenna Specialists and Decibel Products divisions manufacture mobile and land based antennas in frequency bands that cover all of the traditional cellular networks (AMPS and ETACS) as well as digital services for iDEN, CDMA, TDMA, DCS1800, GSM and PCS. The Comsearch division offers engineering and consulting services for wireless operators. Marta Technologies, Inc. operates centralized vehicle emission testing programs in three states.

         Environmental Systems Products, Inc. (ESP) is the leading worldwide provider of vehicle emissions testing equipment and services. The company designs, manufactures, and services emissions testing equipment that is installed in service stations, automotive repair shops, and dealerships domestically and internationally. ESP also tests approximately 11.8 million vehicles annually in high-volume, test-only facilities.

For further information contact:               Dianne B. McCormick
                                               Director, Investor Relations
                                               (216) 765-5855 (phone)
                                               (216) 765-0375 (fax)
                                               Dianne_McCormick@allentele.com

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